CALCULATION OF REGISTRATION FEE
Title of Each Class Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common stock, par value $.01 per share(2)	23,000,000	$9.50	$218,500,000	$29,803.40

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)	Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, pursuant to the Amended and Restated Rights Agreement between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-187639

Prospectus supplement

(To Prospectus dated March 29, 2013)

20,000,000 shares

Standard Pacific Corp.

Common stock

MP CA Homes LLC, the selling stockholder in this offering, is selling 20,000,000 shares of our common stock.

The selling stockholder has also granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to 3,000,000 additional shares of our common stock to cover over-allotments.

We will not receive any of the proceeds from the sale by the selling stockholder of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “SPF.” The last reported sale price of our common stock on May 14, 2013 was $9.81 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$9.50	$190,000,000
Underwriting discount	$0.1995	$3,990,000
Proceeds to selling stockholder	$9.3005	$186,010,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about May 20, 2013.

Sole book runner

Credit Suisse

Zelman Partners LLC	CRT Capital

May 15, 2013

You should rely only upon the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one is authorized to give any information or make any representation in connection with this offering that is different from or in addition to, that contained in this prospectus supplement and the accompanying prospectus or in any of the materials that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference.” Therefore, if anyone does give you information of this sort, you should not rely on it as authorized. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus supplement and the accompanying prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus supplement or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

S-i

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the offering and supplements the general descriptions set forth in the attached prospectus. This prospectus supplement may also add to, update, change or supersede information in the attached prospectus. In the case of inconsistencies, this prospectus supplement will apply.

Prior to any purchase of shares of our common stock hereunder, you should read both this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference under “Incorporation of Certain Documents by Reference.”

Unless otherwise noted, or the context otherwise requires, the terms the “Company,” “we,” “us” and “our” refer collectively to Standard Pacific Corp. and its subsidiaries. When we refer to the selling stockholder in this prospectus supplement, we mean MP CA Homes LLC (“MatlinPatterson”), an affiliate of MatlinPatterson Global Advisers LLC, and its donees, pledgees, transferees and other successors in interest.

S-ii

Summary

The following summary highlights selected information about us and the offering and does not contain all the information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in its entirety, including the information set forth under “Risk Factors,” and the documents incorporated by reference in this prospectus supplement. In addition, certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, which involve risks and uncertainties. See “Forward-looking Statements.” Unless the context otherwise requires, all information in this prospectus supplement assumes no exercise of the over-allotment option to purchase additional shares of common stock granted to the underwriters.

The Company

Standard Pacific Homes has been building communities for families since 1965. Our geographically diversified business spans many of the nation’s largest housing markets, including major metropolitan markets in California, Florida, the Carolinas, Texas, Arizona, and Colorado. While we construct homes within a wide range of price and size, we have increased our emphasis in recent years on the move-up market. We believe that our well built and innovatively designed homes, located in desirable communities, and our focus on providing an outstanding customer experience, make Standard Pacific homes particularly attractive to the move-up homebuyer.

For the three months ended March 31, 2013, the percentages of our home deliveries by state and product mix were as follows:

State	Percentage of deliveries
California	42%
Florida	19
Texas	14
Carolinas	13
Arizona	7
Colorado	5

Total	100%

Product mix	Percentage of deliveries
Move-up/Luxury	72%
Entry-level	28

Total	100%

In addition to our core homebuilding operations, we also have a mortgage financing subsidiary that originates loans for our homebuyers that are generally sold in the secondary mortgage market and a title services subsidiary that acts as a title insurance agent performing title examination services for our Texas homebuyers.

Recent developments

April Orders

Our net new home orders for the month of April 2013 were 527, raising the Company’s backlog as of April 30, 2013 to 2,096 units (up 89% over the ending backlog as of April 30, 2012), with an average selling price of $396,000 and gross margin in backlog of 23.8%.

Corporate information

Our principal executive offices are located at 15360 Barranca Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600.

The Offering

The following summary contains basic information about this offering and our common stock. It may not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of capital stock” and our certificate of incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission, or SEC, and are available upon request.

Issuer	Standard Pacific Corp.

Selling Stockholder	MP CA Homes LLC

Common stock offered	20,000,000 shares

Option to purchase additional shares of common stock	The selling stockholder has granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to 3,000,000 additional shares of our common stock to cover over-allotments.

Shares of common stock outstanding immediately following this offering(1)	216,210,248 shares of our common stock are outstanding as of May 14, 2013. As the shares of common stock being sold by the selling stockholder hereby are already outstanding, the sale of such shares will not increase the amount of outstanding common stock.

Dividends	We have no current intention to pay dividends.

Use of proceeds	All shares of common stock sold pursuant to this prospectus supplement and the accompanying prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from such sales.

New York Stock Exchange symbol for our common stock	Our common stock is listed on the New York Stock Exchange under the symbol “SPF.”

Risk factors	Investing in our securities involves risks. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares outstanding immediately following the offering is based on the number of shares of common stock outstanding as of May 14, 2013 and excludes 147.8 million common equivalent shares issued during the year ended December 31, 2008 in the form of preferred stock to MatlinPatterson.

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risks described below that are specific to our common stock, and those that could affect us and our business described in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-looking Statements” in this prospectus supplement where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

Our principal stockholder has, and will retain after completion of the offering hereby, the ability to exercise significant influence over the composition of our Board of Directors and matters requiring stockholder approval.

As of May 14, 2013, MatlinPatterson holds 89,400,000 shares of our common stock and shares of our Series B Preferred Stock currently convertible into up to 147,812,786 shares of our common stock; however, MatlinPatterson is not entitled to convert the Series B Preferred Stock into our common stock unless after such conversion it would hold no more than 49% of the voting power of the Company. Without this restriction, the as-converted number for the Series B Preferred Stock and common stock held by MatlinPatterson would be approximately 65.2% of our outstanding common stock as of May 14, 2013. As a result of this restriction, as of May 14, 2013, MatlinPatterson held 49% of the voting power of our voting stock. Immediately following the sale of the 20,000,000 shares of common stock by MatlinPatterson in this offering, MatlinPatterson will hold 69,400,000 shares of our common stock (or 66,400,000 shares if the over-allotment option is exercised in full) and shares of our Series B Preferred Stock currently convertible into up to 147,812,786 shares of our common stock. Without giving effect to the conversion restrictions associated with the Series B Preferred Stock, the as converted number of shares of our common stock held by MatlinPatterson after giving effect to this offering would be approximately 59.7% of our outstanding common stock as of May 14, 2013 (or approximately 58.8% if the over-allotment option is exercised in full). Pursuant to the stockholders’ agreement that we entered into with MatlinPatterson on June 27, 2008 (the “Stockholders Agreement”), MatlinPatterson is entitled to designate a number of directors to serve on our Board of Directors as is proportionate to the total voting power of its voting stock (up to one less than a majority), and is entitled to designate at least one MatlinPatterson designated director to each committee of the board (subject to limited exceptions), giving MatlinPatterson the ability to exercise significant influence on the composition and actions of our Board of Directors and its committees. The number of directors that MatlinPatterson is entitled to designate will not change as a result of this offering. In addition, this large voting block may have a significant or decisive effect on the approval or disapproval of matters requiring approval of our stockholders, including any amendment to our certificate of incorporation, certain issuances of voting securities, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. The interests of MatlinPatterson in these other matters may not always coincide with the interests of our other stockholders. In addition, the ownership of such a large block of our voting power and the right to designate directors by MatlinPatterson may discourage someone from making a significant equity investment in us, even if we needed the investment to operate our business, or could be a significant factor in delaying or preventing a change of control transaction that other stockholders may deem to be in their best interests.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described in the section titled “Underwriting,” we are not restricted from issuing common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of shares of our common stock or other issuances of convertible or other equity related securities, including preferred stock, options, and warrants, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or any hedging or arbitrage trading activity involving our common stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. The market price of our common stock could also decrease as a result of conversion of equity related securities or the perception that sales or conversions could occur. We cannot predict the effect that future sales of our common stock or other equity-related securities or the conversion thereof would have on the market price of our common stock.

The market price of our common stock may fluctuate widely.

The market price of our common stock has historically experienced fluctuations and is subject to significant fluctuation in the future in response to a number of significant factors, including:

•	our perceived prospects and the prospects of the homebuilding industry in general;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	fluctuations in our results of operations;

•	changes in analysts’ recommendations or projections;

•	changes in general valuations for homebuilding companies;

•	actual or anticipated changes in interest rates;

•	changes in general economic or market conditions; and

•	broad market fluctuations.

The market stock price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in this “Risk Factors” section, in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information included or incorporated by reference in this prospectus supplement, and in the “Forward-looking Statements” section.

In addition, the recent general economic, political and market conditions, both in the U.S. and globally, including the national recession, credit market disruption and the tightening of mortgage loan underwriting standards and other similar factors have contributed to significant instability in the U.S. and other global financial equity markets and the potential effect of these and other factors on economic growth potential may contribute to continued instability. Moreover, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating results. Any of these factors could have a material adverse effect on your investment in our common stock. As a result, you could lose some or all of your investment.

Non-U.S. holders may be subject to taxes (including withholding taxes) on payments in connection with a disposition of shares of our common stock.

Because we believe that we are a United States real property holding corporation, upon a sale or disposition of our common stock, non-U.S. holders may be subject to tax (including withholding tax) if (a) our common stock is not regularly traded on a established securities market, or (b) our common stock is regularly traded on an established securities market, and the non-U.S. holder holds (or within the last five years has held) common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date.

Our charter, bylaws, stockholders’ rights agreement and debt covenants could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation also authorizes our Board of Directors to issue new series of common stock and preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our Board of Directors could create a series of common stock or preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our Board of Directors to issue these new series of common stock and preferred stock could also be a significant factor in delaying, deferring or preventing a third party from acquiring us, even if doing so would be beneficial to our stockholders. See “Description of capital stock” in the accompanying prospectus.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying, deferring or preventing a change of control of us.

We also have a stockholders’ rights agreement that could make it difficult to acquire us without the approval of our Board of Directors. Our stockholders’ rights agreement has been filed with and is publicly available at or from the SEC; see the section “Where You Can Find More Information” of this prospectus supplement and the section “Description of capital stock—Stockholders’ rights agreement” of the accompanying prospectus.

In addition, some of our debt covenants contained in the indentures for our outstanding public notes and our revolving credit facility may delay or prevent a change in control. Our outstanding notes, other than our outstanding convertible notes, contain change of control provisions that give the holders of our outstanding notes the right to require us to purchase the notes upon a change in control at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest.

We do not have any current intention to pay dividends on our common stock.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Forward-looking Statements

This prospectus supplement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC may also contain such forward-looking statements. Forward-looking statements in, or incorporated into, this prospectus supplement and the accompanying prospectus, may include, but are not limited to, statements regarding:

•	our strategy;

•	our plans to continue to make substantial investments in land;

•	our belief that the housing market is recovering;

•	the potential for additional impairments and further deposit write-offs;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the impact of future market rate risks on our financial assets and borrowings;

•	our expectation to convert year-end backlog in 2013;

•	trends relating to the amount of make-whole payments and loan repurchases that we may have to make;

•	the sufficiency of our warranty and other reserves;

•	our expected equity award forfeiture rates;

•	trends in new home deliveries, orders, backlog, home pricing, leverage and gross margins;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the sufficiency of our liquidity to implement our strategy and our ability to access additional capital and renew existing credit facilities;

•	litigation outcomes and related costs;

•	plans to purchase our notes prior to maturity and to engage in debt exchange transactions;

•	changes to our unrecognized tax benefits and uncertain tax positions and the timing of our recognition of these benefits;

•	the timing of the amortization of equity award unrecognized compensation expense;

•	our ability to utilize our deferred tax asset;

•	seasonal trends relating to our leverage levels;

•	our ability to realize the value of our deferred tax assets and the timing relating thereto;

•	our intention of not paying dividends;

•	amounts remaining to complete relating to existing surety bonds; and

•	the impact of recent accounting standards.

Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our control and difficult to forecast—that may cause actual results to differ materially from those that may be described or implied. Such factors include, but are not limited to, the following:

•	adverse economic conditions that negatively impact the demand for homes and the uncertain pace and scope of the current recovery of the United States economy;

•	the market value and availability of land;

•	our dependence on the California market;

•	the willingness of customers to purchase homes at times when mortgage-financing costs are high or when credit is difficult to obtain;

•	competition with other homebuilders as well as competition from the sellers of existing homes, short-sale homes and foreclosed homes;

•	high cancellation rates;

•	the risk of our longer term acquisition strategy;

•	our ability to obtain suitable bonding for development of our communities;

•	adverse weather conditions and natural disasters;

•	litigation and warranty claims;

•	our reliance on subcontractors and the adverse impact of their ability to properly construct our homes;

•

risks relating to our mortgage financing activities, including our obligation to repurchase loans we previously sold in the secondary market and exposure to regulatory investigations or lawsuits claiming improper lending practices;

•	our dependence on key employees;

•	risks relating to acquisitions, including exposure to pre-existing liabilities and integration risks;

•	our failure to maintain the security of our electronic and other confidential information;

•	government regulation, including environmental, building, climate change, worker health, safety, zoning and land use regulation;

•	increased regulation of the mortgage industry;

•	changes to tax laws that make homeownership more expensive;

•	the impact of “slow growth,” “no growth” or similar initiatives;

•	our ability to obtain additional capital when needed and at an acceptable cost;

•	the impact of restrictive covenants in our credit agreements, public and private notes and our ability to comply with these covenants, including our ability to incur additional indebtedness;

•	the amount of, and our ability to repay, renew or extend, our outstanding debt;

•	our ability to generate sufficient cash to service our debt;

•

risks relating to our unconsolidated joint ventures, including our ability and the ability of our partners to contribute funds to our joint ventures when needed or contractually agreed to, entitlement and development risks for the land owned by our joint ventures, the availability of financing to the joint ventures, our completion obligations to the joint ventures, the illiquidity of our joint venture investments, partner disputes, and risks relating to our determinations concerning the consolidation or non-consolidation of our joint venture investments;

•	the influence of our principal stockholder;

•

the provisions of our charter, bylaws and stockholders’ rights agreement that could delay, defer or prevent a third party from acquiring us or limit the price investors might be willing to pay for shares of our common stock; and

•	other risks discussed in this prospectus supplement, the accompanying prospectus and our other filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012.

Except as required by law, we assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus supplement or the accompanying prospectus. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Use of Proceeds

All shares of common stock sold in this offering will be sold by the selling stockholder. We will not receive any of the proceeds from such sales.

Price Range of Common Stock and Dividend Policy

Shares of our common stock are listed on the New York Stock Exchange under the symbol “SPF.” The following table sets forth, for the fiscal quarters indicated, the reported high and low intra-day sales prices per share of our common stock as reported on the New York Stock Exchange Composite Tape.

	High	Low
Year ended December 31, 2011:
First quarter	$4.98	$3.50
Second quarter	4.09	3.17
Third quarter	3.65	2.08
Fourth quarter	3.73	2.17
Year ended December 31, 2012:
First quarter	$4.85	$3.05
Second quarter	6.29	4.15
Third quarter	7.92	5.53
Fourth quarter	7.91	5.71
Year ended December 31, 2013:
First quarter	$9.18	$7.33
Second quarter (through May 14, 2013)	$9.97	$7.62

On May 14, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $9.81 per share.

As of May 14, 2013, the number of record holders of our common stock was 1,305.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Selling Stockholder

When we refer to the “selling stockholder” in this prospectus supplement, we mean MatlinPatterson and its donees, pledgees, transferees and other successors in interest.

The following table sets forth the aggregate number of shares of common stock beneficially owned by the selling stockholder as of May 14, 2013, the number of shares offered by the selling stockholder pursuant to this prospectus supplement, and information with respect to the shares of common stock to be beneficially owned by MatlinPatterson after the sale of the shares offered hereby. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock.

	Number of Shares Beneficially Owned				Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering (Assuming Over- Allotment Option is Not Exercised)			Number of Shares Beneficially Owned After the Offering (Assuming Over- Allotment Option is Exercised in Full)
Name of Selling Stockholder	Shares		Percent			Shares	Percent		Shares	Percent
MP CA Homes LLC (1)	237,212,786	(1)	65.2	%(1)(2)	20,000,000	217,212,786	59.7	%(2)(3)	214,212,786	58.8	%(2)(3)

(1)	Immediately prior to this offering, MatlinPatterson beneficially owns, and is the record holder of, 450,829 shares of Series B junior participating convertible preferred stock (the “Series B Preferred Stock”) and 89,400,000 shares of our common stock. It shares dispositive and voting power over such shares with (i) MatlinPatterson Global Opportunities Partners III L.P. (“Matlin Partners (Delaware)”), a Delaware limited partnership, (ii) MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (“Matlin Partners (Cayman)” and, together with Matlin Partners (Delaware), the “Matlin Partners”), a Cayman Islands limited partnership, (iii) MatlinPatterson Global Advisers LLC (“Matlin Advisers”), a Delaware limited liability company, by virtue of its investment authority over securities held by each of the Matlin Partners, (iv) MatlinPatterson Global Partners III LLC (“Matlin Global Partners”), a Delaware limited liability company, as the general partner of each of the Matlin Partners, (v) MatlinPatterson Asset Management LLC (“Matlin Asset Management”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Global Partners and Matlin Advisers, (vi) MatlinPatterson LLC (“MatlinPatterson LLC”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Asset Management, and (vii) David J. Matlin and Mark R. Patterson, each as a holder of 50% of the membership interests in MatlinPatterson LLC. The Series B Preferred Stock is currently convertible into up to 147,812,786 shares of our common stock; however, MatlinPatterson is not entitled to convert the Series B Preferred Stock into our common stock unless after such conversion it would hold no more than 49% of the voting power of the Company. Without this restriction, the Series B Preferred Stock would be convertible into 147,812,786 shares of our common stock, which, together with the 89,400,000 shares of our common stock held by MatlinPatterson, would equal approximately 65.2% of our outstanding common stock as of May 14, 2013. Pursuant to the Stockholders Agreement, MatlinPatterson has the right to designate such number of directors to serve on our Board of Directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, not to exceed one less than a majority of the directors then serving on the board. See “Description of capital stock — Stockholders agreement” in the accompanying prospectus. MatlinPatterson has designated David J. Matlin and Peter Schoels as directors; as a result of Mr. Schoels ownership interests in, and employment with, an affiliate of MatlinPatterson, Mr. Schoels may also be deemed to be a beneficial owner of all of the shares of our common stock and Series B Preferred Stock held by MatlinPatterson.
(2)	Based on 216,210,248 outstanding shares of our common stock as of May 14, 2013.
(3)	Immediately following the sale of the shares by MatlinPatterson in this offering, MatlinPatterson will continue to hold 69,400,000 shares of our common stock (or 66,400,000 shares of our common stock if the over-allotment option is exercised in full) and shares of our Series B Preferred Stock currently convertible into up to 147,812,786 shares of our common stock, collectively representing 59.7% of the voting power of our common stock (however, MatlinPatterson is not entitled to convert the Series B Preferred Stock into our common stock unless after such conversion it would hold no more than 49% of the voting power of the Company).

Pursuant to the Stockholders Agreement, MatlinPatterson has the right to designate such number of directors to serve on our Board of Directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, not to exceed one less than a majority of the directors then serving on the board. MatlinPatterson is also entitled to customary demand and piggyback registration rights, and the Company is required to pay all expenses incidental to its compliance with such obligations. See “Description of capital stock — Stockholders agreement” in the accompanying prospectus.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the shares of our common stock, as of the date hereof. This summary deals only with shares of our common stock held as capital assets. Additionally, this summary does not deal with special situations. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

•

tax consequences to persons holding shares of common stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of common stock under the constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	tax consequences to U.S. holders of shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and investors in such entities; or

•	alternative minimum tax consequences, if any.

Finally, this summary does not address other U.S. federal tax consequences (such as estate and gift tax consequences) or any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Code, and U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

If a partnership holds shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your tax advisor.

If you are considering the purchase of shares of common stock, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular facts and circumstances and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Consequences to U.S. holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of shares of our common stock. “U.S. holder” means a beneficial owner of common stock for U.S. federal income tax purposes that is:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends on the common stock

A distribution in respect of shares of our common stock generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder’s tax basis in the U.S. holder’s common stock to the extent of the U.S. holder’s tax basis in that stock. Any remaining excess will be treated as capital gain. Dividends received by individual holders generally will be subject to a reduced maximum federal tax rate of 15% or 20%, depending upon the amount of a holder’s annual taxable income. The rate reduction will not apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense. Furthermore, the rate reduction also will not apply to dividends that are paid to a U.S. holder with respect to shares of our common stock that are held by such holder for less than 61 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of our common stock became ex-dividend with respect to such dividend. If a U.S. holder is a U.S. corporation, it will be able to claim the deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. In general, a dividend distribution to a corporate U.S. holder may qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of our stock.

U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and the reduced maximum tax rate on dividends.

Sale, exchange, redemption or certain other dispositions of common stock

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (provided the redemption is treated as a sale or exchange) or certain other dispositions of our common stock. The U.S. holder’s gain or loss will equal the difference between the amount realized by the U.S. holder and the U.S. holder’s tax basis in the stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding

When required, we or our paying agent will report to the holders of our common stock and the IRS amounts paid on or with respect to the common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on interest payments made on the dividends paid on the common stock and proceeds from the sale of the common stock at the applicable rate (which is currently 28%) if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as a certification of corporate status), (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.

Consequences to non-U.S. holders

The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of shares of common stock. The term “non-U.S. holder” means a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” or “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Dividends on the common stock

Any dividends paid with respect to the shares of common stock will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, exchange, redemption or other disposition of common stock

Any gain realized by a non-U.S. holder upon the sale, exchange, redemption (provided the redemption is treated as a sale or exchange) or other taxable disposition of shares of our common stock will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” during the applicable statutory period and either (a) our common stock is not regularly traded on a established securities market, or (b) our common stock is regularly traded on an established securities market, and the non-U.S. holder holds (or within the last five years has held) common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date. We currently qualify, and believe that we will continue to qualify, as a U.S. real property holding corporation.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. To claim the benefit of a treaty, a non-U.S. holder must properly submit an IRS Form W-8BEN (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States. If income from the sale or exchange of shares of our common stock is subject to tax based on our status as a “U.S. real property holding corporation,” the non-U.S. holder will be subject to U.S. federal income tax on the net gain in the same manner as a U.S. holder and, if our common stock has ceased to be regularly traded on an established securities market, the transferee of such shares may be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition, unless certain exceptions apply. Any tax withheld may be credited against the United States federal income tax owed by the non-U.S. holder for the year in which the sale or exchange occurs.

Information reporting and backup withholding

Generally, we must report to the IRS and to non-U.S. holders the amount of dividends paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends that we make to the holder if the holder provides proper certification of its status as a non-U.S. holder or otherwise establishes an exemption. A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition of shares of our common stock within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding this legislation.

Recently finalized U.S. Treasury regulations provide that the withholding tax of 30% described in the preceding paragraph will not apply to dividends on shares of our common stock until after December 31, 2013, and will not apply to gross proceeds from the sale or other disposition of shares of our common stock until after December 31, 2016.

Health Care and Education Reconciliation Act of 2010

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain United States stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. United States stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Underwriting

The selling stockholder is offering the shares of common stock described in this prospectus supplement through the underwriters. Credit Suisse Securities (USA) LLC is acting as sole book runner of the offering. Zelman Partners LLC and CRT Capital Group LLC are acting as co-managers. We and the selling stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	14,000,000
Zelman Partners LLC	4,000,000
CRT Capital Group LLC	2,000,000

Total	20,000,000

The underwriters are committed to purchase all the common stock offered by the selling stockholder if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.1197 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 3,000,000 additional shares of common stock from the selling stockholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the selling stockholder per share of common stock. The underwriting fee is $0.1995 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over-allotment exercise	With full over-allotment exercise
Per Share	$0.1995	$0.1995
Total	$3,990,000	$4,588,500

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $300,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequences associated with the ownership of any shares of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Credit Suisse Securities (USA) LLC, for a period of 45 days after the date of this prospectus supplement, other than any shares of our common stock granted under our existing stock-based incentive plans or issued upon the exercise of currently outstanding options, preferred stock, convertible securities, warrants or other rights.

The selling stockholder has agreed that it, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the selling stockholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 45 days (except that, in the cases of David J. Matlin and Peter Schoels, the directors designated by an affiliate of the selling stockholder, the period is 90 days) after the date of this prospectus supplement, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the New York Stock Exchange under the symbol “SPF”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares of our common stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market compared to the price at which the underwriters may purchase shares of our common stock through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares of our common stock in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase shares of our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus supplement may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

provided that no such offer of securities described in this prospectus supplement shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The securities described in this prospectus supplement may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company, or the securities described in this prospectus supplement have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities described in this prospectus supplement.

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities described in this prospectus supplement should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Neither this prospectus supplement nor any other offering material relating to the securities described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the securities has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the securities to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The securities offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This prospectus supplement has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either: (i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act; (ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; (iii) a person associated with the company under section 708(12) of the Corporations Act; or (iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of the securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

The securities are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of the securities do not constitute a public offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriters and their respective affiliates each received, and will receive, customary fees in connection with these roles. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or loans and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and loans.

Where You Can Find More Information

Standard Pacific Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

In addition, Standard Pacific Corp.’s common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	our Current Report on Form 8-K filed with the SEC on May 8, 2013;

•

the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•

the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus supplement is a part. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

John P. Babel, Secretary

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Experts

The consolidated financial statements of Standard Pacific Corp. appearing in Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Standard Pacific Corp.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

Legal Matters

Gibson, Dunn & Crutcher LLP of Irvine, California has issued an opinion with respect to the validity of the common stock offered hereby. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. The selling stockholder has been represented in connection with this offering by Ropes & Gray LLP, New York, New York.

Prospectus

237,212,786 shares

Standard Pacific Corp.

Common stock

This prospectus relates to the potential offer and sale of 237,212,786 shares of our common stock by the selling stockholder listed under the heading “Selling stockholder” in this prospectus. Before selling any common stock hereunder, the selling stockholder has notified us that it will request that we file with the Securities and Exchange Commission, or the SEC, a prospectus supplement to this prospectus, which the selling stockholder will deliver with this prospectus, and which will describe specific information about the proposed sale, including the amount of common stock the selling stockholder proposes to sell and the plan of distribution. The timing and amount of any sale is within the sole discretion of the selling stockholder, subject to certain restrictions. The shares to which this prospectus relates constitute the total number of shares of our common stock held by the selling stockholder plus the total number of shares of our common stock that are issuable upon conversion of our Series B junior participating convertible preferred stock (“Series B Preferred Stock”) held by the selling stockholder.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “SPF.” The last reported sale price of our common stock on March 28, 2013 was $8.64 per share.

Investing in our common stock involves risks. See “Risk factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

March 29, 2013

You should rely only upon the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or make any representation about us or the selling stockholder that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. See “Incorporation of certain documents by reference.” Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us or the selling stockholder. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

About this prospectus

This prospectus is part of a registration statement we filed with SEC, using a “shelf” registration process. Under this shelf process, this prospectus may be used from time-to-time by the selling stockholder listed under the heading “Selling stockholder” to offer or sell our common stock held on the date hereof by the selling stockholder or issuable to the selling stockholder upon conversion of the Series B Preferred Stock held by the selling stockholder.

As permitted by the rules of the SEC, this prospectus omits the plan of distribution for any offering of our common stock by the selling stockholder hereunder. Before selling any common stock hereunder, the selling stockholder has notified us that it will request that we file a prospectus supplement with the SEC, which the selling stockholder will deliver with this prospectus, and which will describe specific information about the proposed sale. In each prospectus supplement, we will include the following information:

•	the amount of common stock the selling stockholder proposes to sell;

•	the plan of distribution, including the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers; and

•	any other material information about such offering and sale of our common stock by the selling stockholder.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

Unless otherwise noted, or the context otherwise requires, the terms the “Company,” “we,” “us” and “our” refer collectively to Standard Pacific Corp. and its subsidiaries. Prior to any purchase of our common stock hereunder, you should read this prospectus, together with the additional information incorporated by reference under “Incorporation of certain documents by reference.”

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Summary

The following summary highlights selected information about us and does not contain all the information that is important to you. We encourage you to read this prospectus in its entirety, including the information set forth under “Risk factors,” and the documents incorporated by reference in this prospectus. In addition, certain statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking statements, which involve risks and uncertainties. See “Forward-looking statements.”

The Company

We are a geographically diversified builder of single-family attached and detached homes. We construct homes within a wide range of price and size targeting a broad range of homebuyers, with an emphasis on move-up buyers. We have operations in major metropolitan markets in California, Florida, the Carolinas, Texas, Arizona and Colorado and we have built more than 115,000 homes during our 47-year history.

For the year ended December 31, 2012, the percentages of our home deliveries by state and product mix were as follows:

State	Percentage of deliveries
California	40%
Florida	18
Carolinas	17
Texas	14
Arizona	8
Colorado	3
Nevada	—

Total	100%

Product mix	Percentage of deliveries
Move-up/Luxury	73%
Entry-level	27

Total	100%

In addition to our core homebuilding operations, we also have a mortgage financing subsidiary that originates loans for our homebuyers that are generally sold in the secondary mortgage market and a title services subsidiary that acts as a title insurance agent performing title examination services for our Texas homebuyers.

Corporate information

Our principal executive offices are located at 15360 Barranca Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600.

Risk factors

An investment in our common stock involves certain risks. You should carefully consider the risks described below that are specific to our common stock, and those that could affect us and our business described in our Annual Report on Form 10-K, as well as the other information included or incorporated by reference in this prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-looking statements” in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

Our principal stockholder has the ability to exercise significant influence over the composition of our Board of Directors and matters requiring stockholder approval.

As of March 28, 2013, MP CA Homes LLC (“MatlinPatterson”) held 49% of the voting power of our voting stock. Pursuant to the stockholders’ agreement that we entered into with MatlinPatterson on June 27, 2008 (the “Stockholders Agreement”), MatlinPatterson is entitled to designate a number of directors to serve on our Board of Directors as is proportionate to the total voting power of its voting stock (up to one less than a majority), and is entitled to designate at least one MatlinPatterson designated director to each committee of the board (subject to limited exceptions), giving MatlinPatterson the ability to exercise significant influence on the composition and actions of our Board of Directors and its committees. In addition, this large voting block may have a significant or decisive effect on the approval or disapproval of matters requiring approval of our stockholders, including any amendment to our certificate of incorporation, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. The interests of MatlinPatterson in these other matters may not always coincide with the interests of our other stockholders. In addition, the ownership of such a large block of our voting power and the right to designate directors by MatlinPatterson may discourage someone from making a significant equity investment in us, even if we needed the investment to operate our business, or could be a significant factor in delaying or preventing a change of control transaction that other stockholders may deem to be in their best interests.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of additional shares of our common stock or other issuances of convertible or other equity linked securities, including our preferred stock, options, and warrants, will dilute the ownership interest of our common stockholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market, or any hedging or arbitrage trading activity involving our common stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

The market price of our common stock may fluctuate widely.

The market price of our common stock has historically experienced fluctuations and is subject to significant fluctuation in the future in response to a number of significant factors, including:

•	our perceived prospects and the prospects of the homebuilding industry in general;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	fluctuations in our results of operations;

•	changes in analysts’ recommendations or projections;

•	changes in general valuations for homebuilding companies;

•	actual or anticipated changes in interest rates;

•	changes in general economic or market conditions; and

•	broad market fluctuations.

The market stock price of our common stock is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in this “Risk factors” section, in our Annual Report on Form 10-K, as well as the other information included or incorporated by reference in this prospectus, and in the “Forward-looking statements” section.

In addition, the recent general economic, political and market conditions, both in the U.S. and globally, including the national recession, credit market disruption and the tightening of mortgage loan underwriting standards and other similar factors have contributed to significant instability in the U.S. and other global financial equity markets and the potential effect of these and other factors on economic growth potential may contribute to continued instability. Moreover, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating results. Any of these factors could have a material adverse effect on your investment in our common stock. As a result, you could lose some or all of your investment.

Non-U.S. holders may be subject to taxes (including withholding taxes) on payments in connection with a disposition of shares of our common stock.

Because we believe that we are a United States real property holding corporation, upon a sale or disposition of our common stock, non-U.S. holders may be subject to tax (including withholding tax) if (a) our common stock is not regularly traded on a established securities market, or (b) our common stock is regularly traded on an established securities market, and the non-U.S. holder holds (or within the last five years has held) common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date.

Our charter, bylaws, stockholders’ rights agreement and debt covenants could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions could delay or prevent a change in control of and could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation also authorizes our Board of Directors to issue new series of common stock and preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our Board of Directors could create a series of common stock or preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our Board of Directors to issue these new series of common stock and preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

We also have a stockholders’ rights agreement that could make it difficult to acquire us without the approval of our Board of Directors. Our stockholders’ rights agreement has been filed with and is publicly available at or from the SEC; see the sections “Where you can find more information” and “Description of capital stock—Stockholders’ rights agreement.”

In addition, some of our debt covenants contained in the indentures for our outstanding public notes and our revolving credit facility may delay or prevent a change in control. Our outstanding notes, other than our outstanding convertible notes, contain change of control provisions that give the holders of our outstanding notes the right to require us to purchase the notes upon a change in control at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest.

We do not have any current intention to pay dividends on our common stock.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Forward-looking statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, other statements we may make from time to time, such as press releases, oral statements made by Company officials and other reports we file with the SEC, may also contain such forward-looking statements. Forward-looking statements in this prospectus, may include, but are not limited to, statements regarding:

•	our strategy;

•	our plans to continue to make substantial investments in land;

•	our belief that the housing market is recovering;

•	the potential for additional impairments and further deposit write-offs;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the impact of future market rate risks on our financial assets and borrowings;

•	our expectation to convert year-end backlog in 2013;

•	trends relating to the amount of make-whole payments and loan repurchases that we may have to make;

•	the sufficiency of our warranty and other reserves;

•	our expected equity award forfeiture rates;

•	trends in new home deliveries, orders, backlog, home pricing, leverage and gross margins;

•	housing market conditions and trends in the geographic markets in which we operate;

•	the sufficiency of our liquidity to implement our strategy and our ability to access additional capital and renew existing credit facilities;

•	litigation outcomes and related costs;

•	plans to purchase our notes prior to maturity and to engage in debt exchange transactions;

•	changes to our unrecognized tax benefits and uncertain tax positions and the timing of our recognition of these benefits;

•	the timing of the amortization of equity award unrecognized compensation expense;

•	our ability to utilize our deferred tax asset;

•	seasonal trends relating to our leverage levels;

•	our ability to realize the value of our deferred tax assets and the timing relating thereto;

•	our intention of not paying dividends;

•	amounts remaining to complete relating to existing surety bonds; and

•	the impact of recent accounting standards.

Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our control and difficult to forecast—that may cause actual results to differ materially from those that may be described or implied. Such factors include, but are not limited to, the following:

•	adverse economic conditions that negatively impact the demand for homes and the uncertain pace and scope of the current recovery of the United States economy;

•	the market value and availability of land;

•	our dependence on the California market;

•	the willingness of customers to purchase homes at times when mortgage-financing costs are high or when credit is difficult to obtain;

•	competition with other homebuilders as well as competition from the sellers of existing homes, short-sale homes and foreclosed homes;

•	high cancellation rates;

•	the risk of our longer term acquisition strategy;

•	our ability to obtain suitable bonding for development of our communities;

•	adverse weather conditions and natural disasters;

•	litigation and warranty claims;

•	our reliance on subcontractors and the adverse impact of their ability to properly construct our homes;

•

risks relating to our mortgage financing activities, including our obligation to repurchase loans we previously sold in the secondary market and exposure to regulatory investigations or lawsuits claiming improper lending practices;

•	our dependence on key employees;

•	risks relating to acquisitions, including integration risks;

•	our failure to maintain the security of our electronic and other confidential information;

•	government regulation, including environmental, building, climate change, worker health, safety, zoning and land use regulation;

•	increased regulation of the mortgage industry;

•	changes to tax laws that make homeownership more expensive;

•	the impact of “slow growth,” “no growth” or similar initiatives;

•	our ability to obtain additional capital when needed and at an acceptable cost;

•	the impact of restrictive covenants in our credit agreements, public and private notes and our ability to comply with these covenants, including our ability to incur additional indebtedness;

•	the amount of, and our ability to repay, renew or extend, our outstanding debt;

•	our ability to generate sufficient cash to service our debt;

•

risks relating to our unconsolidated joint ventures, including our ability and the ability of our partners to contribute funds to our joint ventures when needed or contractually agreed to, entitlement and development risks for the land owned by our joint ventures, the availability of financing to the joint ventures, our completion obligations to the joint ventures, the illiquidity of our joint venture investments, partner disputes, and risks relating to our determinations concerning the consolidation or non-consolidation of our joint venture investments;

•	the influence of our principal stockholder;

•

the provisions of our charter, bylaws and stockholders’ rights agreement that could prevent a third party from acquiring us or limit the price investors might be willing to pay for shares of our common stock; and

•	other risks discussed in this prospectus and our other filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012.

Except as required by law, we assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this prospectus. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Selling stockholder

The selling stockholder may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. We have agreed to pay all fees and expenses incident to the registration of the shares of common stock owned by the selling stockholder.

When we refer to the “selling stockholder” in this prospectus, we mean MatlinPatterson and its donees, pledgees, transferees and other successors in interest. The selling stockholder may at any time and from time to time offer and sell pursuant to this prospectus any or all of the 237,212,786 shares of our common stock registered pursuant to this prospectus in any type of transaction.

The following table sets forth the aggregate number of shares of common stock beneficially owned by the selling stockholder as of March 28, 2013, and the maximum number of shares that maybe offered by the selling stockholder pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. The following table may be expanded or supplemented in prospectus supplements if and when necessary.

	Number of Shares Beneficially Owned				Number of Shares Being Registered				Number of Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		Percent		Shares		Percent		Shares	Percent
MP CA Homes LLC (1)	237,212,786	(1)	65.3	%(2)	237,212,786	(1)	65.3	%(2)	0	0%

(1)	MatlinPatterson beneficially owns, and is the record holder of, 450,829 shares of Series B Preferred Stock and 89,400,000 shares of our common stock. It shares dispositive and voting power over such shares with (i) MatlinPatterson Global Opportunities Partners III L.P. (“Matlin Partners (Delaware)”), a Delaware limited partnership, (iii) MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (“Matlin Partners (Cayman)” and, together with Matlin Partners (Delaware), the “Matlin Partners”), a Cayman Islands limited partnership, (iii) MatlinPatterson Global Advisers LLC (“Matlin Advisers”), a Delaware limited liability company, by virtue of its investment authority over securities held by each of the Matlin Partners, (iv) MatlinPatterson Global Partners III LLC (“Matlin Global Partners”), a Delaware limited liability company, as the general partner of each of the Matlin Partners, (vi) MatlinPatterson Asset Management LLC (“Matlin Asset Management”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Global Partners and Matlin Advisers, (vii) MatlinPatterson LLC (“MatlinPatterson LLC”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin Asset Management, and (viii) David J. Matlin and Mark R. Patterson each, as a holder of 50% of the membership interests in MatlinPatterson LLC. The Series B Preferred Stock is initially convertible into up to 147,812,786 shares of our common stock which, together with the 89,400,000 shares of common stock held by MatlinPatterson, equals approximately 65.3% of our outstanding common stock as of March 28, 2013; however, MatlinPatterson is not entitled to convert the Series B Preferred Stock into our common stock unless after such conversion it would hold no more than 49% of the voting power of the Company. Pursuant to the Stockholders Agreement, MatlinPatterson has certain registration rights and the right to designate such number of directors to serve on our board of directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, not to exceed one less than a majority. See “Description of capital stock — Stockholders agreement.” MatlinPatterson has designated David J. Matlin and Peter Schoels as directors; as a result of Mr. Schoels ownership interests in, and employment with, an affiliate of MatlinPatterson, Mr. Schoels may also be deemed to be a beneficial owner of all of the shares of our common stock and Series B Preferred Stock held by MatlinPatterson.
(2)	Based on 215,198,563 outstanding shares of our common stock as of March 28, 2013.

We do not know when or in what amounts the selling stockholder may offer shares of our common stock for sale. It is possible that the selling stockholder will not sell any or all of the shares of our common stock registered pursuant to this prospectus. Because the selling stockholder may offer and sell all or some of the shares of common stock registered pursuant to this prospectus, and because there are currently no arrangements or understandings with respect to the sale of any such shares of common stock, we cannot estimate the number of shares of common stock that will be held by the selling stockholder at any given time.

The Company has entered into a stockholders agreement with MatlinPatterson pursuant to which, among other matters, MatlinPatterson is entitled to designate up to one less than a majority of the total number of directors as nominees for board membership. See “Description of capital stock—Stockholders agreement.”

Use of proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Price range of common stock and dividend policy

Shares of our common stock are listed on the New York Stock Exchange under the symbol “SPF.” The following table sets forth, for the fiscal quarters indicated, the reported high and low intra-day sales prices per share of our common stock as reported on the New York Stock Exchange Composite Tape.

	High	Low
Year ended December 31, 2011:
First quarter	$4.98	$3.50
Second quarter	4.09	3.17
Third quarter	3.65	2.08
Fourth quarter	3.73	2.17
Year ended December 31, 2012:
First quarter	$4.85	$3.05
Second quarter	6.29	4.15
Third quarter	7.92	5.53
Fourth quarter	7.91	5.71
Year ended December 31, 2013:
First quarter (through March 28, 2013)	$9.18	$7.33

On March 28, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $8.64 per share.

As of March 28, 2013, the number of record holders of our common stock was 1,312.

On September 14, 2007, our Board of Directors eliminated our quarterly cash dividend. Since that date, we have paid no dividends to our stockholders. We have no current intention to pay dividends.

Description of capital stock

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after full payment of all liabilities and liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to the Delaware corporation law, our board of directors may:

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fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions, of any new series of common stock, including, without limitation:

•	dividend rights and whether dividends are cumulative;

•	conversion rights, if any;

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voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each series of common stock may be entitled to elect; and

•	rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of common stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of common stock but not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board of directors, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stockholders.

Our common stock is listed under the symbol “SPF” on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.

Preferred stock

As of the date of this prospectus, there are 5,000,000 authorized shares of Series B Preferred Stock, of which 450,829 shares of Series B Preferred Stock are outstanding and currently convertible into approximately

147.8 million shares of our common stock. The number of shares of common stock into which our Series B Preferred Stock is convertible is determined by dividing $1,000 by the applicable conversion price ($3.05, subject to customary anti-dilution adjustments) plus cash in lieu of fractional shares. The Series B Preferred Stock ranks pari passu with our common stock and junior to all other preferred stock of the Company, other than a class or series of preferred stock, the terms of which expressly provide that such class of series will rank on parity with the Series B Preferred Stock. The Series B Preferred Stock has no liquidation preference over our common stock.

The Series B Preferred Stock is convertible at the holder’s option into shares of our common stock provided that no holder, with its affiliates, may beneficially own total voting power of our voting stock in excess of 49%. The Series B Preferred Stock also mandatorily converts into our common stock upon its sale, transfer or other disposition by MatlinPatterson or its affiliates to an unaffiliated third party. The Series B Preferred Stock votes together with our common stock on all matters upon which holders of our common stock are entitled to vote. Each share of Series B Preferred Stock is entitled to such number of votes as the number of shares of our common stock into which such share of Series B Preferred Stock is convertible, provided that the aggregate votes attributable to such shares with respect to any holder of Series B Preferred Stock (including its affiliates), taking into consideration any other voting securities of the Company held by such stockholder, cannot exceed more than 49% of the total voting power of the voting stock of the Company. If the board of directors declares and pays a dividend on the common stock, then the board of directors is required to declare and pay to holders of Series B Preferred Stock a dividend in an amount per share of Series B Preferred Stock equal to the dividend payable on the number of shares of common stock into which such share of Series B Preferred Stock is then convertible. As of the date of this prospectus, the outstanding shares of common stock (89.4 million shares) and Series B Preferred Stock owned by MatlinPatterson represented approximately 65% of the total number of shares of our common stock outstanding on an if-converted basis.

Our board of directors may, without stockholder approval, issue, in addition to the authorized but unissued shares of Series B Preferred Stock, up to 5,000,000 additional shares of our undesignated preferred stock in one or more series and, subject to Delaware corporation law, may:

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fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions, of any series of preferred stock, including without limitation:

•	dividend rights and whether dividends are cumulative;

•	conversion rights, if any;

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voting rights, including the number of votes, if any, per share, as well as the number of members, if any, of the board or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect; and

•	rights and terms of redemption, including sinking fund provisions, if any, redemption price and liquidation preferences of any series of preferred stock;

•	fix the number of shares constituting any series and the designations of each series; and

•	increase or decrease the number of shares of any series of preferred stock if but not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Although we currently do not intend to do so, our board of directors may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stockholders, and the board could take that action without stockholder approval.

Effect of new issuance

If the board of directors were to approve the issuance of a new series of common stock or preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Stockholders agreement

On June 27, 2008, we and MatlinPatterson entered into the Stockholders Agreement. The Stockholders Agreement provides, among other matters, as follows:

Board representation.    For so long as MatlinPatterson and its affiliates own at least 10% of the total voting power of the Company, it will be entitled to designate such number of directors to serve on the Company’s board of directors as would be proportionate to the total voting power beneficially owned by MatlinPatterson and its affiliates, provided that the number of directors appointed by MatlinPatterson shall never exceed one person less than a majority of the directors then serving on the Company’s board of directors. MatlinPatterson has the right to replace any director designated by it, at any time, with or without cause, and fill any vacancy caused by the death, resignation, removal or disability, or other reason, of any director designated by it. To the extent MatlinPatterson and its affiliates decrease their holdings of voting stock of the Company, the Company has the right to request the resignation of directors designated by MatlinPatterson to maintain such appointments in proportion to MatlinPatterson’s holdings of voting stock. Each committee of the board of directors, other than the audit committee or any committee formed to consider a transaction between the Company and MatlinPatterson or its affiliates, shall contain at least one director designated by MatlinPatterson.

Corporate opportunities.    As long as MatlinPatterson, its director designees and their affiliates comply with the confidentiality obligations in the stockholders agreement, the Company has renounced certain corporate and investment opportunities that may come to the attention of MatlinPatterson, its director designees and their affiliates. Such provisions do not apply to opportunities that come to the attention of such persons or entities as a result of their position with the Company or that of their affiliates with the Company.

Amendments to certain documents.    The Company has agreed not to amend its certificate of incorporation or bylaws in any manner inconsistent with the stockholders agreement or to make certain amendments to the Company’s stockholder rights plan.

Standstill and transfer restrictions.    MatlinPatterson has agreed to certain standstill provisions and restrictions on its and its affiliates’ ability to transfer certain of our securities.

Registration rights.    MatlinPatterson is entitled to customary demand and piggyback registration rights. The Company is required to pay all expenses incidental to its compliance with such obligations. MatlinPatterson may not sell securities pursuant to this prospectus during customary blackout periods.

Termination.    The Stockholders Agreement will terminate on the date on which MatlinPatterson and its affiliates cease to own, in the aggregate, at least 10% of the total voting power of the Company.

Stockholders’ rights agreement

Effective December 20, 2011, we entered into an Amended and Restated Rights Agreement with Mellon Investor Services LLC. The Amended Rights Agreement amended and restated in its entirety the Company’s rights agreement, a form of which had been in effect since December 31, 2001. Our Board of Directors amended and restated the original rights agreement to update the exercise price of each preferred stock purchase right issued pursuant thereto to $20.00, extend the expiration date of such rights and the rights agreement for an additional three year period to December 31, 2014, and to make certain other clarifying and technical amendments. Each share of our common stock issued by us (prior to the expiration of the rights agreement or distribution of the rights) will have attached a right. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of our outstanding voting stock, will initially entitle the holder to purchase one one-hundredth of one share of our Series A Junior Participating Cumulative Preferred Stock, at an initial exercise price of $20.00, subject to adjustment. The rights will become exercisable only after a person or group has acquired, or publicly announced an intention to acquire through a tender offer or exchange offer, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring person or group, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a person or group acquires 15% or more of our voting stock, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.001 per right until the tenth business day after a person or group acquires 15% or more of our voting stock unless we have merged or been acquired or the rights have expired prior to such date. The rights will expire on December 31, 2014, unless earlier redeemed, exchanged or exercised. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

MatlinPatterson and its affiliates are defined as “Exempt Persons” under the rights agreement, and therefore will not be deemed an acquiring person, provided that MatlinPatterson and its affiliates will immediately cease to be an “Exempt Person” if a majority of the members of the Company’s board of directors who were not designated by MatlinPatterson pursuant to the Stockholders Agreement, whether or not such members constitute a quorum of the board, determine, in good faith, that (A) MatlinPatterson or its affiliates are in material breach of the Stockholders Agreement, or that the Stockholders Agreement is no longer in full force and effect, and (B) that MatlinPatterson and its affiliates shall be deemed no longer to be an “Exempt Person” under the rights agreement.

The terms of the rights are fully described in the amended and restated rights agreement between Mellon Investor Services LLC, as rights agent, and us. You should refer to the rights agreement, as amended, for a more detailed description of the terms and provisions of the rights. A copy of the amended rights agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where you can find more information.”

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Possible anti-takeover effects of Delaware law and relevant provisions of our certificate of incorporation

In addition to our rights agreement, provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition of the company by tender offer, a proxy contest or otherwise. For example:

•	Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

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Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent without a meeting, provided however for as long as MatlinPatterson and its affiliates hold at least 40% of our voting power, any action permitted to be taken by our stockholders can be effected by written consent signed by holders of our capital stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon are present and voted. Special meetings of stockholders may be called only by a majority of the members of our board of directors or by a committee thereof which has been duly provided the power and authority to call such meetings.

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As discussed above, our certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•	Our bylaws provide time limitations on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings.

Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where you can find more information.”

Where you can find more information

Standard Pacific Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Standard Pacific Corp., who file electronically with the SEC. The address of that web site is www.sec.gov. Unless specifically listed under “Incorporation of certain documents by reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

In addition, Standard Pacific Corp.’s common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

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the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

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the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

John P. Babel, Secretary

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Experts

The consolidated financial statements of Standard Pacific Corp. appearing in Standard Pacific Corp.’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of the Standard Pacific Corp.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the SEC given on the authority of such firm as experts in accounting and auditing.

Legal matters

Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the common stock offered hereby.

Standard Pacific Corp.